Exhibit 10.2
FOURTH AMENDMENT TO LEASE

    This Fourth Amendment to Lease (this “Fourth Amendment”) is dated as of October 7, 2025 (the “Fourth Amendment Date”), and is made by and between HC Hornet Way, LLC, a Delaware limited liability company (“Landlord”) and Beyond Meat, Inc., a Delaware corporation (“Tenant”; Landlord and Tenant are sometimes referred to herein individually as a “Party” and collectively as “Parties”), with respect to the following facts and circumstances:

A.Landlord and Tenant executed that certain Lease dated January 14, 2021 (the “Original Lease”), that certain First Amendment to Lease dated as of September 17, 2024 (the “First Amendment”), that certain Second Amendment to Lease dated as of May 9, 2025 (the “Second Amendment”) and that certain Third Amendment to Lease dated as of July 16, 2025 (the “Third Amendment”; the Original Lease, as modified by the First Amendment, the Second Amendment, the Third Amendment and otherwise, is hereinafter referred to as the “Lease”) for certain premises described therein consisting of approximately 220,519 rentable square feet (the “Remaining Premises”). Initially capitalized terms not defined in this Fourth Amendment shall have the meanings ascribed thereto in the Lease.

    B.    Tenant has entered into that certain Sublease Agreement executed as of July 22, 2025 with Varda Space Industries, Inc. (“Subtenant”) to sublease a portion of the Remaining Premises (the “Sublease”). Tenant has requested Landlord’s consent to the Sublease. As consideration for Landlord consenting to the Sublease pursuant to a Consent to Sublease to be entered into by and among Landlord, Tenant and Subtenant concurrently herewith, Tenant has agreed to modify the reduction of its L-C Security Deposit as set forth in this Fourth Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:

    1.    Reduction of L-C Amount. The first (1st) sentence in Section 21.4 of the Original Lease is hereby amended and restated as follows:

“Provided that Tenant is not then in Default of its obligations under this Lease, then: (i) on November 9, 2026, Tenant shall have the right to have the L-C Security Deposit be reduced to an amount equal to Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000.00); (ii) provided the reduction in clause (i) has occurred, on November 9, 2027, Tenant shall have the right to have the L-C Security Deposit be reduced to an amount equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00); and (iii) provided the reductions in clauses (i) and (ii) have occurred, on November 9, 2028, Tenant shall have the right to have the L-C Security Deposit be reduced to an amount equal to Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000.00) (the “Minimum L-C Amount”).”

    2.    Miscellaneous.

(a)Entire Agreement. The Lease, as modified by this Fourth Amendment contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter of the Lease and this Fourth Amendment, and any and all prior discussions, negotiations, commitments and understandings related hereto are hereby merged herein. Each Party acknowledges that such Party is not relying upon any warranty, representation, or promise, oral or otherwise, express or implied, made by any other Party, or any other Party’s attorney, which is not expressly set forth herein, in agreeing to execute this Fourth Amendment. No agreements other than those which are specifically set forth or referred to herein (oral, written, or otherwise) shall be deemed to exist or to bind any of the Parties with respect to the subject matter of this Fourth Amendment.

(b)Waiver, Modification and Amendment. No provision of this Fourth Amendment may be waived unless such waiver is in writing and signed by each Party. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Fourth Amendment may be modified or amended only by a written agreement executed by all of the Parties.

(c)Interpretation and Construction. Paragraphs, titles or captions contained in this Fourth Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Fourth Amendment or the intent of any provision herein. Each Party has cooperated in the drafting and preparation of this Fourth Amendment and in any construction to be made of this Fourth Amendment the same shall not be construed against any party.

(d)Choice of Law. This Fourth Amendment is made and entered into in the State of California, and shall in all respects be interpreted, enforced, and governed under the laws of California as it relates to the matters raised in this Fourth Amendment.

(e)Counterparts. This Fourth Amendment may be executed in counterparts, including .pdf or electronic copies, each of which shall be an original and all of which together shall be one and the same instrument.

(f)Further Actions. Each Party agrees to execute and deliver all such further documents and to take all such further actions as may be reasonably requested by the other Party to effectuate fully the terms and provisions of this Fourth Amendment, provided such documents or actions do not limit, reduce or impair the rights of the Party upon whom such request is made.

(g)Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

(h)Electronic Delivery of Signatures. Each Party, and its respective successors and assigns, shall be authorized to rely upon the signatures of all of the Parties delivered by email or other electronic means as constituting a duly authorized, irrevocable, actual, current delivery of this Fourth Amendment with original ink signatures. The Parties further consent and agree that (1) to the extent a Party executes this Fourth Amendment using electronic signature technology, by clicking “SIGN”, such Party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth
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Amendment shall be treated for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

(i)Authority. Each Party hereby represents, covenants and warrants to the other Party that: (i) each individual executing this Fourth Amendment on behalf of such representing Party has the authority and ability to bind such Party and that no other person must execute this Fourth Amendment on behalf of such Party; and (ii) the consent or approval of any third party, including, without limitation, a lender, is not required with respect to the execution of this Fourth Amendment by such Party, or if any such third party consent or approval is required, such Party has obtained any and all such consents or approvals.

(j)Brokers. Tenant hereby represents and warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Tenant agrees that it shall indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any commission or other compensation alleged to be owing on account of this Fourth Amendment arising from Tenant’s dealings with any real estate broker or agent. Landlord hereby represents and warrants to Tenant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Landlord agrees that it shall indemnify and defend Tenant against and hold Tenant harmless from any claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any commission or other compensation alleged to be owing on account of this Fourth Amendment arising from Landlord’s dealings with any real estate broker or agent. This Paragraph 2(j) shall survive the expiration or earlier termination of the Lease (as amended hereby).

(k)Reaffirmation. Except for those provisions that are inconsistent with this Fourth Amendment and those terms, covenants and conditions for which performance has been completed, all other terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, and Landlord and Tenant hereby reaffirm and ratify the Lease, as amended by this Fourth Amendment. All references to the Lease in the Lease shall be deemed to be references to the Lease as amended by this Fourth Amendment.

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IN WITNESS WHEREOF, this Fourth Amendment has been executed by Landlord and Tenant as of the Fourth Amendment Date.

LANDLORD:	HC HORNET WAY, LLC, a Delaware limited liability company By /s/ Mike Racine Name: Mike Racine Title: Authorized Representative

TENANT:	BEYOND MEAT, INC., a Delaware corporation By /s/ Ethan Brown Name: Ethan Brown Title: Chief Executive Officer

SIGNATURE PAGE TO FOURTH AMENDMENT TO LEASE